UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Groupon, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 on Schedule 14A (this “Amendment”) amends the Definitive Proxy Statement on Schedule 14A of Groupon, Inc. (the “Company,” “we,” “us,” or “our”), filed with the Securities and Exchange Commission (“SEC”) on April 28, 2025 (the “Original Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on June 11, 2025 (the “Annual Meeting”).

The sole purpose of this Amendment is to amend and restate the information presented under the heading “INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT” in the Original Proxy Statement to reflect certain updated beneficial ownership percentages. Due to an inadvertent error in the percentage of beneficial ownership calculation, this Amendment is being filed to correct the percentage of Dusan Senkypl’s beneficial ownership of the Company’s common stock from 34.1% to 31.95% (which is the correct percentage). It also updates the related footnote.

This Amendment should be read in conjunction with the Original Proxy Statement. Except as specifically amended and restated by this Amendment, all information in the Original Proxy Statement remains unchanged and in full force and effect. From and after the date of this Amendment, all references to the “Proxy Statement” in the Original Proxy Statement shall be deemed to refer to the Original Proxy Statement as amended by this Amendment.

SUPPLEMENTAL DISCLOSURE DATED MAY 27, 2025
REGARDING DUSAN SENKYPL’S BENEFICIAL OWNERSHIP OF OUR COMMON STOCK AS OF THE RECORD DATE

THIS AMENDMENT SHOULD BE READ TOGETHER WITH THE ORIGINAL PROXY STATEMENT

As disclosed in the Original Proxy Statement, the Board of Directors of the Company (the “Board”) set the close of business on April 17, 2025 as the record date (the “Record Date”) for the determination of holders of the Company’s common stock, who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. In the Original Proxy Statement, the Company inadvertently reported an incorrect ownership percentage for Mr. Senkypl’s beneficial ownership of the Company’s common stock outstanding as of the Record Date. Mr. Senkypl’s correct percentage of share ownership of common stock outstanding as of the Record Date is 31.95% (rather than 34.41% as reported in the Original Proxy Statement). Except for this Amendment, all information in the Original Proxy Statement remains unchanged and in full force and effect.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for: each person who we know beneficially owns 5% or more of our outstanding capital stock; each of our directors and director nominees; each of our Named Executive Officers; and all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Groupon, Inc., 35 W. Wacker, Floor 25, Chicago, Illinois 60601.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Unless otherwise noted below, applicable percentage ownership is based on 39,791,555 shares of common stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding RSUs held by that person that will vest within 60 days of the Record Date and shares of common stock subject to options that are currently exercisable or exercisable within 60 days of Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an “*”. Total percentages in the table below may not add due to rounding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Approximate Percentage of Common Stock
Named Executive Officers and Directors
Dusan Senkypl(1)	13,690,425	31.95%
Jiri Ponrt(2)	116,400	*
Jan Barta(3)	10,181,070	25.59%
Robert Bass(4)	104,731	*
Jason Harinstein(5)	55,658	*
Theodore Leonsis(6)	223,948	*
All executive officers and directors as a group (6 persons)(7)	14,191,162	35.66%
5% Stockholders or Greater Stockholders (other than directors and executive officers)
Eric Lefkofsky(8)	3,945,631	9.92%
Pale Fire Capital SE.(9)	10,181,070	25.59%
Windward Management LP(10)	2,297,806	5.77%
Continental General Insurance Co.(11)	2,282,732	5.74%
Linmar Capital Fund, LP(12)	1,999,812	5.03%
(1)Includes (a) 10,181,070 shares beneficially owned by the Pale Fire Reporting Persons (as defined below) as further explained in Footnote 9 with shared voting and dispositive power to all such shares, (b) 445,261 shares of common stock, (c) 3,062,500 vested, un-exercised stock options, and (d) 1,594 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director. The percentage shown is based on 39,791,555 shares outstanding as of April 17, 2025, plus 3,062,500 vested, unexercised stock options.

(2)Includes 116,400 shares of common stock.
(3)Includes 10,181,070 shares beneficially by certain of the Pale Fire Reporting Persons as further explained in Footnote 9 with shared voting and dispositive power to all such shares.
(4)Includes (a) 92,406 shares of common stock, and (b) 12,325 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 17, 2025.
(5)Includes (a) 44,147 shares of common stock, and (b) 11,511 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 17, 2025.
(6)Includes (a) 205,257 shares of common stock, (b) 13,343 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 17, 2025, and (c) 5,348 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(7)Includes all directors, nominees and current executive officers. Includes (a) 11,101,256 shares of common stock, (b) 42,615 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 17, 2025, and (c) 6,942 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(8)Based on a Form 4 filed with the SEC on May 15, 2024, reporting shares of common stock beneficially owned by Mr. Lefkofsky. Mr. Lefkofsky served on our board until November 9, 2023. Open market purchases or sales, if any, by Mr. Lefkofsky of our common stock since the date that she ceased serving as a Board member are not known by us or reported in the table. Includes (a) 111,382 shares of common stock, and (b) 3,421,149 shares of our common stock held by Green Media, LLC, an entity owned by Eric Lefkofsky (50%) and his wife, Elizabeth Kramer Lefkofsky (50%). Mr. Lefkofsky shares voting and investment control with respect to the shares held by Green Media, LLC. Also includes 413,100 shares held by the Lefkofsky Family 2018 Trust, of which Mr. Lefkofsky is the sole trustee.
(9)Based on Schedule 13D/A filed with the SEC on February 6, 2025, reporting shares of common stock beneficially owned by Pale Fire Capital SICAV a.s., Pale Fire Capital investicni spolecnost a.s., Pale Fire Capital SE (“Pale Fire”), Dusan Senkypl, and Jan Barta (collectively, the “Pale Fire Reporting Persons”). Dusan Senkypl and Jan Barta are two control persons of Pale Fire with Mr. Senkypl serving as Chairman of its board and Mr. Barta serving as Chairman of its supervisory board. Pale Fire Capital SICAV a.s. and Pale Fire Capital investicni spolecnost a.s., beneficially own 10,181,970 shares, with shared voting power and shared dispositive power to all such shares. Pale Fire, Dusan Senkypl and Jan Barta beneficially own 10,181,070 shares, with shared voting power and shared dispositive power as to all such shares. The principal address of Pale Fire Capital SICAV a.s., Pale Fire Capital investicni spolecnost a.s., Pale Fire, Dusan Senkypl and Jan Barta is Zatecka 55/14, Josefov, 110 00 Prague 1, Czech Republic.

(10)Based on a Schedule 13G/A filed with the SEC on December 6, 2024, reporting shares of common stock beneficially owned by Windward Management LP, which is the investment manager of Windward Management Partners Master Fund Ltd. Windward Management LLC is the general partner of Windward Management LP, and Marc Chalfin is the controlling member of Windward Management LLC. Windward Management LP, Windward Management Partners Master Fund Ltd, Windward Management LLC, and Marc Chalfin (collectively, the “Windward Reporting Persons”) beneficially own 2,297,806 shares, with shared voting power and shared dispositive power as to all suc. The address of the Windward Reporting Persons is 1691 Michigan Avenue, Suite 510, Miami Beach, FL 33139.
(11)Based on a Schedule 13G filed with the SEC on March 21, 2025, reporting shares of common stock beneficially owned by Continental General Insurance Company (“CGIC”), Continental Insurance Group, Ltd. (“CIG”), Continental General Holdings LLC (“CGH”) and Michael Gorzynski (“Mr. Gorzynski” and, together with CGIC, CIG, and CGH, the “CIG Reporting Persons”).CGIC is a Texas domiciled life and health insurance company. CIG is a Delaware corporation. CGH is a Michigan limited liability company. Mr. Gorzynski is a citizen of the United States and Poland and is the Manager of CGH, Chairman & President of CIG, and Executive Chairman of CGIC. The CIG Reporting Persons beneficially own 2,282,732 shares. The CIG Reporting Persons have shared voting power and shared dispositive power as to all such shares. The address of CGIC, CIG, and CGH is 11001 Lakeline Blvd., Ste. 120, Austin, TX 78717. The address for Mr. Gorzynski is 595 Madison Avenue, 30th Floor, New York, NY 10022.
(12)Based on a Schedule 13G/A filed with the SEC on February 14, 2025, reporting shares of common stock beneficially owned by Linmar Capital Fund, LP (“Linmar”), Garnet Equity Capital Holdings, Inc. (“Garnet Equity”), AMS Investors, LLC ("AMS"), Joseph A. Cohen, and Abraham Morris Shamah (collectively, the “Linmar Reporting Persons”). Linmar is managed by Garnet Equity and AMS. The Linmar Reporting Persons beneficially own 1,999,812 shares, with shared voting power and shared dispositive power as to all such shares. The address for Linmar, Garnet Equity, AMS, Joseph A. Cohen, and Abraham Morris Shamah is 575 Madison Ave, Suite 1601, New York, NY 10022.